SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2004

SCOTIA PACIFIC COMPANY LLC

(Exact name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)

333-63825
(Commission File Number)

68-0414690
(I.R.S. Employer Identification Number)

P.O. Box 712 125 Main Street, 2nd Floor Scotia, California (Address of Principal Executive Offices)	95565 (Zip Code)

Registrant’s telephone number, including area code: (707) 764-2330

Item 7.01 Regulation FD Disclosure

     In accordance with General Instruction B.2 of Form 8-K, the following information (including any related exhibits) shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing of the Registrant, whether made before of after the date hereof, regardless of any general incorporation by reference language in such filing, except as shall be expressly set forth by specific reference in such a filing.

     Attached hereto as Exhibits 99.1 and 99.2 are certificates for the period ending December 20, 2004, related to the Registrant’s $867.2 million original aggregate principal amount of 6.55% Series B Class A-1 Timber Collateralized Notes, 7.11% Series B Class A-2 Timber Collateralized Notes and 7.71% Series B Class A-3 Timber Collateralized Notes due July 20, 2028 (the “Timber Notes”). These certificates have been or will be delivered by the Registrant to certain holders of the Timber Notes and to other securities professionals.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTIA PACIFIC COMPANY LLC (Registrant)
Date: December 20, 2004	By:	/s/ Bernard L. Birkel
Bernard L. Birkel
Secretary and Senior Assistant General Counsel

EXHIBIT INDEX

99.1	Monthly Noteholder Certificate

2